Exhibit 1.2



PRICING AGREEMENT


GOLDMAN, SACHS & CO.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J. P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC
  As the several Underwriters named
   in Schedule I hereto
 c/o Goldman, Sachs & Co.
 85 Broad Street
 New York, New York 10004



                                                  November 19, 1996


Dear Sirs:

         Sears Roebuck Acceptance Corp., a Delaware corporation (the "Company"), proposes subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 19, 1996 (the "Underwriting Agreement"), executed between the
Company and Sears, Roebuck and Co. ("Sears"), on the one hand, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,, J. P. Morgan Securities Inc., Morgan Stanley &
Co. Incorporated and Salomon Brothers Inc on the other hand, to issue and sell to the Underwriters named in Schedule I hereto
(the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and, except where otherwise specified, as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Sections 2 and 3 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Pricing
Agreement in relation to the Prospectus as amended or supplemented. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

   An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated
Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

   Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in such Schedule II.

     If the foregoing is in accordance with your understanding, please sign and return two counterparts hereof.

                        Very truly yours,

                        SEARS ROEBUCK ACCEPTANCE CORP.

                        By: /S/Stephen D. Carp


                        SEARS, ROEBUCK AND CO.

                        By: /S/Alice M. Peterson


Accepted as of the date hereof:


/S/Goldman, Sachs & Co.
   (Goldman, Sachs & Co.)

Merrill Lynch, Pierce, Fenner
  & Smith Incorporated

/S/Robert J. Schmiedeler
    Vice Presdient

J.P. Morgan Securities Inc.

/S/T. Kelley Millet

Morgan Stanley & Co. Incorporated

/S/Gerald Pasciucco
   Managing Director

Salomon Brothers Inc

/S/Anne Clarke Wolff
    Vice President




SCHEDULE I

                                                 Principal Amount
                                                 of Designated
                                                 Securities to
Underwriter                                      be Purchased

-----------                                     -----------------

Goldman, Sachs & Co.  ........................$   60,000,000

Merrill Lynch, Pierce, Fenner
  & Smith Incorporated .......................    60,000,000

J.P. Morgan Securities Inc.  .................    60,000,000

Morgan Stanley & Co. Incorporated.............    60,000,000

Salomon Brothers Inc  ........................    60,000,000

                                                  -----------

Total                                          $ 300,000,000


SCHEDULE II

Title of Designated Securities:

         6.70% Notes due November 15, 2006

Aggregate principal amount:

         $300,000,000

Price to Public:

         100.0% of the principal amount of
         the Designated Securities, plus accrued
         interest from November 25, 1996 to the Time of Delivery

Purchase Price by Underwriters:

         99.375% of the principal amount of the
         Designated Securities, plus accrued
         interest from November 25, 1996 to the Time of Delivery

Indenture:

         Indenture, dated as of May 15, 1995,
         between the Company and The Chase Manhattan
         Bank, N.A., as Trustee

Maturity:1

Interest Rate:1

Interest Payment dates:1

Redemption Provisions:

         None

Sinking Fund Provisions:

         None

Time of Delivery:

         9:00 A.M., Chicago time, November 25, 1996

Funds in which payment by Underwriters to Company to be made:

         Same day funds

Method of Payment:

         Wire transfer to The Chase Manhattan Bank, N.A., for the
Account of Sears Roebuck Acceptance Corp., Account No. 900-9000317

Closing Location:

         Hoffman Estates, Illinois and Delaware

Delayed Delivery:

         None

Counsel:

         To the Company and Sears, Nancy K. Bellis, Assistant General Counsel-Corporate & Securities, Sears, Roebuck and Co.

         To the Underwriters, Wachtell, Lipton, Rosen & Katz

FORM OF NOTE

[FORM OF FACE OF NOTE]

Number                                                     $.............

SEARS ROEBUCK ACCEPTANCE CORP.

      6.70% Note due November 15, 2006

6.70%                                                      6.70%

Due 2006                                                   Due 2006

         Sears Roebuck Acceptance Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to
pay to                                , or registered assigns,
the principal sum of                          Dollars upon
presentation and surrender of this Note, on the fifteenth day of November, 2006, at the office or agency of the Company in the Borough of Manhattan in The City of New York or, at the option of the holder hereof, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest on said principal sum at the rate of 6.70% per annum, either, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or at either of such offices or agencies, in like coin or currency, from the May 15 or November 15, as the case may be, next preceding the date hereof to which interest has been paid on the Notes referred to on the reverse hereof (unless the date hereof is the date to which interest has been paid on such Notes, in which case from the date hereof, or unless the date hereof is prior to May 15, 1997, in which case from November 25, 1996), semiannually, commencing on May 15, 1997, on May 15 and November 15, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if this Note is dated after any May 1 and before the following May 15, or after any November
1 and before the following November 15, then this Note shall bear interest from such following May 15 or November 15, provided, however, that if the Company shall default in the payment of interest due on such following May 15 or November 15, this Note shall bear interest from the next preceding May 15 or November 15 to which interest has been paid on such Notes, or if no interest has been paid on such Notes, then from November 25, 1996. The interest so payable on any May 15 or November 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the May 1 prior to such May 15 or the November 1 prior to such November 15. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Interest Payment Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Noteholders not less than 10 days prior to such Special Record Date, or may be paid, at any time in any other lawful manner, all as more fully provided in such Indenture.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.



         This Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ........................................

                                  Sears Roebuck Acceptance Corp.


                                  By ______________________________
                                                  President



                                  By________________________________
                                  Vice President, Finance and
                                   Assistant Secretary


[Corporate Seal]


[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the Securities of the series designated and referred to in the within-mentioned Indenture.


The Chase Manhattan Bank
                 as Trustee



By:____________________________

         Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

SEARS ROEBUCK ACCEPTANCE CORP.

6.70% Note due November 15, 2006

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, unlimited in aggregate principal amount, all issued or to be issued under or pursuant to an indenture dated as of May 15, 1995, executed between the Company and THE CHASE
MANHATTAN BANK, N.A., as Trustee; to which indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee.
 The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "6.70% Notes due November 15, 2006" of the Company, limited in aggregate principal amount to $300,000,000 (hereinafter referred to as the "Notes"). All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         In case a default, as defined in the Indenture, shall occur and be continuing with respect to the Notes, the principal amount of all Notes then outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The
Indenture provides that such declaration may in certain events be annulled by the Holders of a majority in principal amount of the Notes outstanding.

         To the extent permitted by, and as provided in, the Indenture, indentures supplemental thereto may be entered into with the consent of the Company and with the consent of the Holders of not less than a majority in principal amount of the outstanding
Securities (as defined in the Indenture) of each series to be affected; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of (and premium, if any, on), or the interest on, any Security, or reduce the principal amount of (and premium, if any, on), or the rate of interest on any Security, or change the Currency in which the principal of (and premium, if any) or interest on such Securities is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.1 of the Indenture without the consent of the Holder of each outstanding Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each outstanding Security affected thereby.

         The Indenture also provides that the Holders of a majority in principal amount of the Securities of any series then outstanding may waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest or premium, if any, on any of the Securities.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the currency, herein prescribed.

         This Note is transferable by the registered Holder hereof or by his attorney duly authorized in writing at the office or agency of the Company in the Borough of Manhattan of The City of New
York or, at the option of the Holder hereof such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, without charge except for any tax or other governmental charge imposed in relation thereto, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Note. Upon any such transfer a Note or Notes of authorized denominations for a like aggregate principal amount and bearing a number not contemporaneously outstanding will be issued in exchange herefor.

         The Notes are issuable only as registered Notes without coupons, in denominations of $1,000 and any multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, Notes are exchangeable, without charge except for any tax or other governmental charge imposed in relation thereto, for other Notes of authorized denominations for a like aggregate principal amount, at the office or agency of the Company in the Borough of Manhattan of The City of New York or, at the option of the Holder hereon, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located.

         The Company, the Trustee, any Authenticating Agent, any paying agent and any Security registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company or any Security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and neither the Company, the Trustee, an Authenticating Agent, a paying agent nor Security registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

         No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the
Indenture, against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any
predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.  In the event of any sale or transfer of its assets and liabilities substantially as an entirety to a successor
corporation, the predecessor corporation may be dissolved and liquidated as more fully set forth in the Indenture.
----------
1   Incorporated by reference to attached form of security.